Exhibit 99.1

Astrotech Corporation 201 West 5th Street, Suite 1275 Austin, Texas 78701 o: 512.485.9530 | f: 512.485.9531 www.astrotechcorp.com

ASTROTECH REPORTS FISCAL YEAR 2018 FINANCIAL RESULTS

Austin, Texas – September 24, 2018 – Astrotech Corporation (NASDAQ: ASTC) reported its financial results for the fourth quarter and fiscal year ended June 30, 2018.

Thomas B. Pickens III, Chairman and CEO of Astrotech, stated, “Fiscal 2018 was an excellent year in terms of product endorsement at 1st Detect. We achieved three major milestones toward our goal of securing airports, borders, package distribution centers, and other public venues from explosive threats, as we strive to modernize the explosives trace detector (ETD) market.” The three milestones include:

1.

1st Detect began Test and Evaluation (T&E) activities at the Department of Homeland Security’s Transportation Security Laboratory (TSL). The TRACER 1000 is currently undergoing Developmental Test and Evaluation (DT&E), and is expected to enter Independent Test and Evaluation (IT&E) in the coming months. A successful IT&E review would lead to TSL Certification. Once TSL Certification is complete, our product is ready to undergo TSL Qualification Testing and field trials, the result of which is a recommendation of whether the system should be placed on the Qualified Products List (QPL), which is necessary for deployment in U.S. airports.

2.

The TRACER 1000 was accepted into the Transportation Security Administration’s (TSA) Air Cargo Screening Technology Qualification Test (ACSQT) program. Certification under this program would enable the TRACER 1000 to be purchased for use in air cargo handling facilities throughout the United States, to include both package distribution centers and checked luggage at airports. This summer, the TRACER 1000 underwent substantial testing at one of the world’s largest package distribution companies, as well as at a major U.S. airline’s cargo facility. Results from these tests will support the data package for submission into the ACSQT program.

3.

1st Detect applied to and was accepted into the European Civil Aviation Conference (ECAC) Common Evaluation Process (CEP) for both aviation checkpoint and cargo security. ECAC Certification under this program would enable the TRACER 1000 to be sold to airports throughout Europe and other non-U.S. countries. Testing under this program kicked off this month and we anticipate feedback in the coming months.

There is no assurance that any of the further steps detailed in the milestones mentioned above will be achieved or that our technology will be approved by any of the programs listed.

“We believe these three programs represent the airport security and detection industry’s most rigorous technology review programs,” continued Pickens. “Government and commercial customers throughout the world consider certifications under these programs in their procurement decisions and investment strategies.

"The TRACER 1000 would be the first certified ETD driven by mass spectrometry, a technology that we believe offers far superior detection as compared to the currently-deployed, ion-mobility spectrometry (IMS)-based ETDs. With a near-zero false alarm rate, very high levels of specificity, and a considerably expanded library of compounds, our solution is expected to fill critical security gaps by improving screening efficiency, increasing throughput, and enabling officials to stay ahead of evolving threats.

“At Astral Images, we entered into a partnership with ColorTime, a leading post-production house, to incorporate our proprietary Image Correction and Enhancement (ICE™) software and scanner hardware into their workflow. With ColorTime’s customer base comprised of many major film studios, we are encouraged by the potential for our products to gain exposure on a larger scale,” concluded Pickens.

Fiscal Year Financial Highlights

Management continues efforts to optimize our resources while reducing cost and adding financial flexibility.

•

On July 3, we announced the filing of a universal shelf registration statement on Form S-3 with the United States Securities and Exchange Commission (SEC). On August 20, the shelf registration statement became effective. The shelf registration statement provides flexibility in regards to our capital raising options.

•

Currently, monthly cash burn has been reduced to just over $750 thousand, a 15.0% reduction from our run rate in fiscal year 2018.  This decrease was mainly driven by a reduction of headcount, optimizing our workforce, and an ongoing emphasis on cost reduction.  Further, this represents a 33.3% decrease from the end of fiscal year 2016, when such cost cutting measures began.

•	Astrotech Corporation had no debt at June 30, 2018.

About Astrotech

Astrotech (NASDAQ: ASTC) is a science and technology development and commercialization company that launches, manages, and builds scalable companies based on innovative technology in order to maximize shareholder value. 1st Detect develops, manufactures, and sells chemical analyzers for use in the security, defense, healthcare, and environmental markets. Astral Images sells film-to-digital image enhancement, defect removal, color correction, and post processing software, providing economically feasible conversion of film to the new 4K ultra-high definition (UHD), high-dynamic range (HDR) format. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, whether we can successfully develop our proprietary technologies and whether the market will accept our products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

Company Contact: Eric Stober, Chief Financial Officer, Astrotech Corporation, (512) 485-9530

IR Contact: Nicole Conser, Marketing Director, Astrotech Corporation, (512) 485-9530

Tables follow

ASTROTECH CORPORATION

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

	June 30,
	2018	2017
Revenue	$86	$2,328
Cost of revenue	36	1,293
Gross profit	50	1,035
Operating expenses:
Selling, general and administrative	5,629	7,508
Research and development	6,065	5,587
Loss on impairment of long-lived assets	1,693	—
Total operating expenses	13,387	13,095
Loss from operations	(13,337)	(12,060)
Interest and other income, net	86	306
Loss from operations before income taxes	(13,251)	(11,754)
Income tax expense	—	(2)
Net loss	(13,251)	(11,756)
Less: Net loss attributable to noncontrolling interest	—	(174)
Net loss attributable to Astrotech Corporation	$(13,251)	$(11,582)
Weighted average common shares outstanding:
Basic and diluted	4,061	4,084
Basic and diluted net loss per common share:
Net loss attributable to Astrotech Corporation	$(3.26)	$(2.84)
Other comprehensive loss, net of tax:
Net loss attributable to Astrotech Corporation	$(13,251)	$(11,582)
Available-for-sale securities
Net unrealized losses, net of zero tax expense	(94)	(20)
Reclassification adjustment for realized losses included in net loss, net of zero tax expense	124	60
Total comprehensive loss attributable to Astrotech Corporation	$(13,221)	$(11,542)

ASTROTECH CORPORATION

Consolidated Balance Sheets

(In thousands, except share data)

	June 30,
	2018	2017
Assets
Current assets
Cash and cash equivalents	$552	$2,184
Short-term investments	3,551	10,900
Accounts receivable	12	146
Inventory, net	7	166
Prepaid expenses and other current assets	154	269
Total current assets	4,276	13,665
Property and equipment, net	733	3,180
Long-term investments	50	1,990
Other assets, net	81	—
Total assets	$5,140	$18,835
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$112	$259
Payroll related accruals	412	907
Accrued and other liabilities	434	641
Income tax payable	2	2
Total current liabilities	960	1,809
Other liabilities	188	256
Total liabilities	1,148	2,065
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value, convertible, 2,500,000 shares authorized, no shares issued and outstanding at June 30, 2018 and June 30, 2017	—	—
Common stock, $0.001 par value, 15,000,000 shares authorized; 4,496,873 and 4,508,509 shares issued at June 30, 2018 and June 30, 2017, respectively; 4,097,346 and 4,111,281 shares outstanding at June 30, 2018 and June 30, 2017, respectively	190,570	190,382
Treasury stock, 399,527 and 397,228 shares at cost at June 30, 2018 and June 30, 2017, respectively	(4,128)	(4,121)
Additional paid-in capital	1,745	1,483
Accumulated deficit	(184,164)	(170,913)
Accumulated other comprehensive loss	(31)	(61)
Total stockholders’ equity	3,992	16,770
Total liabilities and stockholders’ equity	$5,140	$18,835